Exhibit 99.1

Daisytek U.S. Subsidiaries Voluntarily File for Chapter 11
Reorganization to Address Liquidity Challenges

    ALLEN, Texas--(BUSINESS WIRE)--May 7, 2003--

      Filing Limited to U.S. Business Units; Foreign Subsidiaries
                             Not Included

    U.S. subsidiaries of Daisytek International Corporation (Nasdaq:DZTK) today announced the filing of a voluntary petition for reorganization by Allen, Texas-based Daisytek, Incorporated and certain other U.S. subsidiaries, including Arlington Industries, Inc., Digital Storage Inc. and The Tape Company, under Chapter 11 of the U.S. Bankruptcy Code. The petition was filed in Dallas.
    Neither Daisytek International Corporation nor any of its foreign subsidiaries in Canada, Mexico, Australia, Argentina and Europe were included in the filing.
    "After exhausting all non-judicial financing options available to Daisytek and implementing aggressive cost-saving measures during the last few weeks, reorganization under Chapter 11 is the practical and expedient avenue for relief from the liquidity challenges that are inhibiting the ability of our U.S. subsidiaries to conduct normal business in the United States," stated Dale A. Booth, interim president and CEO of Daisytek. "It became apparent in discussions with interested investors and purchasers of certain assets that they would be more comfortable having discussions while the U.S. subsidiaries are under the protection of the U.S. Bankruptcy Code."
    Booth will lead the reorganization process with John D. "Jack" Kearney, Executive Vice President and Chief Restructuring Officer. "We will immediately begin the process of restructuring the company," concluded Booth.
    Vendors who are not contacted by Daisytek, Incorporated will be invited to participate in a vendor conference call that will be scheduled for early next week. Information about this call will be posted at www.daisytek.com.

    About Daisytek

    Daisytek is a global distributor of computer supplies, office products and accessories and professional tape media. Daisytek sells its products and services in North America, South America, Europe and Australia. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.

    The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.
    Certain factors, including but not limited to, general economic conditions, industry trends, the loss or inability to hire skilled personnel, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relations, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses and investments, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties (including equipment failure or a breach of our security measures), the volatility of our common stock, economic and political uncertainties arising as a result of terrorist attacks, seasonality, exchange rate fluctuations, foreign currency devaluations, economic and political uncertainties in international markets, potential obligations under operating lease commitments of our former subsidiary PFSweb and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.
    Other factors that could affect Daisytek are set forth in Daisytek's 10-K for fiscal year ended March 31, 2002.

    CONTACT: Daisytek International, Allen
             Barbara Benson, 972/881-4700
             bbenson@daisytek.com
             or
             Ketchum
             Teresa Henderson, 214/259-3449 or 214/668-6229
             teresa.henderson@ketchum.com